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                                                                 EXHIBIT 99.2

PROXY                                                                   PROXY

                       FINANCIAL SECURITY CORP.
                   SPECIAL MEETING OF STOCKHOLDERS
                    SEPTEMBER 11, 1996, 3:00 P.M.

     The undersigned hereby appoints the official proxy committee (the "Committee") of the Board of Directors of Financial Security Corp. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders ("Special Meeting") to be held on September 11, 1996 at 3:00 p.m. at 1209 North Milwaukee Avenue, Chicago, Illinois, and at any and all adjournments thereof, as indicated on the reverse side.

     THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED. If any other business is presented at the Special Meeting, this proxy will be voted by the Committee in its best judgment, including a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
             PROMPTLY IN THE ENCLOSED POSTAGE PAID WHITE ENVELOPE


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                           FINANCIAL SECURITY CORP.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/
[                                                                           ]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
FOLLOWING PROPOSAL

1. Approval and Adoption of the Agreement and Plan of Merger between Pinnacle Banc Group Inc. ("Pinnacle") and the Company, dated as of April 22, 1996, providing for the merger of the Company with and into Pinnacle.

                     For          Against        Abstain
                     / /            / /            / /

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and of a Joint Proxy Statement/Prospectus dated July 31, 1996.

Dated:
       --------------------------------------------

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               SIGNATURE OF SHAREHOLDER

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               SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card.
When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.